  Exhibit 99.1

SharpSpring Reports First Quarter 2018 Results

Record Quarterly Revenue Driven by Continued Growth of Flagship Platform

GAINESVILLE, FL – May 8, 2018 – SharpSpring, Inc. (NASDAQ: SHSP), a leading cloud-based marketing automation platform, reported financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Operational Highlights
●
Added 223 new SharpSpring customers, who selected the platform to generate leads, convert more leads to sales and measure the ROI of their marketing campaigns.

●
Recognized as a “Top Rated Marketing Automation Software for 2018” by TrustRadius, a B2B software technology review platform.

●
Appointed veteran technology executive Jeffrey Imm to the new position of Chief Operating Officer (COO).

●
Dramatically improved available growth capital with a privately-placed offering of $8 million in unsecured convertible notes due March 2023 from a group of existing institutional investors.

First Quarter 2018 Financial Results
●
Flagship SharpSpring product revenues grew 43% to $4.1 million from $2.8 million in the same year-ago period.

●
Total revenue (which includes legacy products) increased 38% to a record $4.2 million from $3.0 million in the same year-ago period.

●
Gross profit increased to $2.8 million, or 67% of total revenue, compared to $1.8 million, or 58% of total revenue, in the same year-ago period.

●
Net loss totaled $2.1 million, or $0.24 per share, compared to a net loss of $1.4 million, or $0.16 per share, in the first quarter of 2017.

●
Adjusted EBITDA loss (a non-GAAP metric reconciled below) totaled $1.7 million, compared to an adjusted EBITDA loss of $1.6 million in the same year-ago period.

●
Core net loss (a non-GAAP metric reconciled below) totaled $1.7 million, or $0.20 per share, compared to core net loss of $1.1 million, or $0.14 per share, in the same year-ago period.

●
At quarter-end, the company had $12.3 million in cash.

Management Commentary
“We continued to execute against our goals during the first quarter of 2018, posting record revenue, bolstering our balance sheet and accelerating sales and marketing initiatives to acquire new customers at an even more rapid pace,” said SharpSpring CEO Rick Carlson. “We realized a year-over-year improvement in new customers wins despite a heavier impact from seasonality experienced during the period. With our recently enhanced balance sheet, we can continue to be aggressive in pursuing the large greenfield opportunity within the marketing automation space.

“Moving forward, our focus in 2018 is on building for the future to systematically scale our business and accelerate growth. We’ve already seen the positive effects of our increased sales and marketing spend over the latter half of 2017, which is why we committed to further expand new programs as well as to strategically invest in further advancements to our platform. With the additions of Jeffrey Imm as our new COO and Daniel Allen to our Board of Directors, we have also enhanced our leadership team with the right people that will enable us to reach the next level in our long-term growth strategy. As we progress further in 2018, our pipeline is greater than it’s ever been, and we are in prime positioning to capitalize on the opportunities now in front of us.”

Conference Call
SharpSpring management will hold a conference call today May 8, 2018 at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss these results.

Company CEO Rick Carlson and CFO Edward Lawton will host the call, followed by a question and answer period.

U.S. dial-in number: 877-407-9124
International number: 201-689-8584

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website at investors.sharpspring.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through May 22, 2018.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Replay Passcode: 28054

About SharpSpring, Inc.
SharpSpring, Inc. (NASDAQ: SHSP) is a rapidly growing, highly-rated global provider of affordable marketing automation delivered via a cloud-based Software-as-a Service (SaaS) platform. Thousands of businesses around the world rely on SharpSpring to generate leads, improve conversions to sales, and drive higher returns on marketing investments. Known for its innovation, open architecture and free customer support, SharpSpring offers flexible monthly contracts at a fraction of the price of competitors making it an easy choice for growing businesses and digital marketing agencies. Learn more at www.sharpspring.com.

Non-GAAP Financial Measures
Adjusted EBITDA, core net loss and core net loss per share are "non-GAAP financial measures" presented as supplemental measures of the company’s performance. These metrics are not presented in accordance with United States generally accepted accounting principles, or GAAP. The company believes these measures provide additional meaningful information in evaluating its performance over time. However, the measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. A reconciliation of net loss to these measures is included for your reference in the financial section of this earnings press release.

Important Cautions Regarding Forward-Looking Statements
The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words “may,” “will,” “should,” “plans,” “explores,” “expects,” “anticipates,” “continues,” “estimates,” “projects,” “intends,” and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing new customer offerings, changes in customer order patterns, changes in customer offering mix, continued success in technological advances and delivering technological innovations, our ability to successfully utilize our cash to develop current and future products, delays due to issues with outsourced service providers, those events and factors described by us in Item 1. A “Risk Factors” in our most recent Form 10-K and other risks to which our Company is subject, and various other factors beyond the Company’s control. Except to the extent required by law, the Company undertakes no obligation to update or revise (publicly or otherwise) any forward-looking statements to reflect subsequent events, new information or future circumstances.

Company Contact:
Edward Lawton
Chief Financial Officer
617-500-0122
IR@sharpspring.com

Investor Relations:
Liolios Group, Inc.
Matt Glover or Tom Colton
949-574-3860
SHSP@liolios.com

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Revenue	$4,184,663	$3,023,433

Cost of services	1,400,297	1,271,321
Gross profit	2,784,366	1,752,112

Operating expenses:
Sales and marketing	2,371,030	1,549,522
Research and development	950,675	659,731
General and administrative	1,426,234	1,356,198
Intangible asset amortization	115,000	131,523

Total operating expenses	4,862,939	3,696,974

Operating loss	(2,078,573)	(1,944,862)

Other income (expense), net	68,628	66,844

Loss before income taxes	(2,009,945)	(1,878,018)
Provision (benefit) for income tax	41,997	(498,746)

Net loss	$(2,051,942)	$(1,379,272)

Basic net loss per share	$(0.24)	$(0.16)
Diluted net loss per share	$(0.24)	$(0.16)

Weighted average common shares outstanding
Basic	8,443,455	8,369,249
Diluted	8,443,455	8,369,249

SharpSpring, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2018	2017
Assets
Cash and cash equivalents	$12,259,169	$5,399,747
Accounts receivable	729,036	639,959
Income taxes receivable	2,034,668	2,132,616
Other current assets	957,354	899,127
Total current assets	15,980,227	9,071,449

Property and equipment, net	795,982	799,145
Goodwill	8,882,393	8,872,898
Intangibles, net	2,211,000	2,326,000
Other long-term assets	774,049	612,631
Total assets	$28,643,651	$21,682,123

Liabilities and Shareholders' Equity
Accounts payable	$1,263,329	$504,901
Accrued expenses and other current liabilities	563,870	625,680
Deferred revenue	303,004	279,818
Income taxes payable	200,820	171,384
Total current liabilities	2,331,023	1,581,783

Deferred income taxes	168,132	168,132
Convertible notes	8,048,787	-
Total liabilities	10,547,942	1,749,915

Shareholders' equity:
Preferred stock, $0.001 par value	-	-
Common stock, $0.001 par value	8,467	8,456
Additional paid in capital	28,608,357	28,362,397
Accumulated other comprehensive loss	(511,289)	(480,762)
Accumulated deficit	(9,925,826)	(7,873,883)
Treasury stock	(84,000)	(84,000)
Total shareholders' equity	18,095,709	19,932,208

Total liabilities and shareholders' equity	$28,643,651	$21,682,123

SharpSpring, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net loss	$(2,051,942)	$(1,379,272)

Adjustments to reconcile loss from operations:
Depreciation and amortization	190,983	196,606
Non-cash stock compensation	237,415	184,346
Deferred income taxes	-	(29,558)
Non-cash interest	274	-
Amortization of debt issuance costs	4,301	-
Unearned foreign currency gain/loss	(49,397)	(33,865)
Changes in assets and liabilities:
Accounts receivable	(84,896)	214,873
Other assets	(32,991)	(40,440)
Income taxes, net	124,866	(75,294)
Accounts payable	751,502	155,471
Accrued expenses and other current liabilities	(61,837)	(41,091)
Deferred revenue	20,623	(339)
Net cash used in operating activities	(951,099)	(848,563)

Cash flows from investing activities
Purchases of property and equipment	(72,820)	(83,787)
Acquisitions of customer assets from resellers	-	(3,116)
Net cash used in investing activities	(72,820)	(86,903)

Cash flows used in financing activities:
Proceeds from issance of convertible note	8,000,000	-
Debt issuance costs	(141,657)	-
Proceeds from exercise of stock options	8,555	-
Net cash provided by financing activities	7,866,898	-

Effect of exchange rate on cash	16,443	13,011

Change in cash and cash equivalents	$6,859,422	$(922,455)

Cash and cash equivalents, beginning of period	$5,399,747	$8,651,374

Cash and cash equivalents, end of period	$12,259,169	$7,728,919

SharpSpring, Inc.
RECONCILIATION TO ADJUSTED EBITDA
(Unaudited, in Thousands)

	Three Months Ended
	March 31,
	2018	2017
Net loss from operations	$(2,052)	$(1,379)
Provision (benefit) for income tax	42	(499)
Other (income) expense, net	(69)	(67)
Depreciation & amortization	191	197
Non-cash stock compensation	237	184
Adjusted EBITDA	(1,651)	(1,564)

SharpSpring, Inc.
RECONCILIATION TO CORE NET LOSS AND CORE LOSS PER SHARE
(Unaudited, in Thousands)

	Three Months Ended
	March 31,
	2018	2017
Net loss from operations	$(2,052)	$(1,379)
Amortization of intangible assets	115	132
Non-cash stock compensation	237	184
Tax adjustment	7	(80)
Core net loss from operations	$(1,693)	$(1,143)

Core net loss per share from operations	$(0.20)	$(0.14)
Weighted average common shares outstanding	8,443	8,369